EXHIBIT 99.2

ASHFORD INC.
CODE OF ETHICS FOR THE CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL
OFFICER AND CHIEF ACCOUNTING OFFICER

Ashford Inc. (together with its subsidiaries, the “Company”) has adopted this Code of Ethics (the “Code”) for the chief executive officer (“CEO”), chief financial officer (“CFO”) and chief accounting officer (“CAO”) of the Company or their respective successors.  This Code applies to the CEO, CFO and CAO regardless of whether such persons: (i) are employed directly by the Company; or (ii) are employed by Ashford Hospitality Advisors LLC (“Advisor”), a subsidiary of the Company, and performs such roles on behalf of the Company.

This Code is intended to comply with the provisions of Section 406 of the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder.  The Board of Directors (the “Board”) of the Company may, from time to time, modify this Code as may be required to meet applicable law.  In addition, the Company shall satisfy the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 by making this Code publicly available by one of three alternative methods:

1.                                      Filing a copy as an exhibit to the Company’s annual report filed on Form 10-K.

2.                                      Posting the text of this Code on the Company’s website with the intention to so disclose to be articulated in the Company’s annual report.

3.                                      Making a copy of this Code available to any requesting person, without charge, provided that this option is also disclosed in the Company’s annual report.

Any amendment to or waiver of this Code must be disclosed within four (4) business days by the filing of a Form 8-K.

Further, in an effort to provide accountability for adherence to the Code, the CEO, CFO and CAO shall certify their compliance hereunder from time to time as directed by the Board (by and through the Audit Committee) and as dictated by applicable law.

Under this Code, the CEO, CFO and CAO shall each follow the principles and responsibilities governing their respective conduct and ethics in performing their functions in their respective capacities as an officer of the Company, as stated below.

Principles and Responsibilities

1.                                      Act with honesty and integrity in representing the Company, and except as contemplated and permitted pursuant to the terms of

(a)                                 the Separation and Distribution Agreement, dated as of October 31, 2014, by and among Ashford Hospitality Trust, Inc., Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC;

(b)                                 the Amended and Restated Advisory Agreement, dated as of June 10, 2015, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC (the “Advisory Agreement”);

(c)                                  the Fifth Amended and Restated Advisory Agreement, dated as of April 23, 2018, by and among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC;

(d)                                 the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended And Restated Advisory Agreement, dated as of June 26, 2018, by and among Ashford

Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC;

(e)                                  the Amended and Restated Mutual Exclusivity Agreement, dated as of August 8, 2018, by and among Ashford Hospitality Advisors LLC, Ashford Inc. and Remington Lodging & Hospitality LLC;

(f)                                   the Mutual Exclusivity Agreement, dated as of August 8, 2018, by and among Braemar Hospitality Limited Partnership, Braemar Hotels & Resorts, Inc. and Project Management LLC;

(g)                                  the Mutual Exclusivity Agreement, dated as of August 8, 2018, by and among Ashford Hospitality Limited Partnership, Ashford Hospitality Trust, Inc. and Project Management LLC;

(h)                                 the Master Project Management Agreement, dated as of August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation, Project Management LLC and Ashford Hospitality Limited Partnership;

(i)                                     the Master Project Management Agreement, dated as of August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc. and Project Management LLC;

(j)                                    the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement, dated as of January 15, 2019, by and among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC; and

(k)                                 any other agreement between Ashford Inc., on the one hand, and any of the following entities, on the other hand: (a) Ashford Hospitality Trust, Inc. or any of its subsidiaries; (b) Braemar Hotels & Resorts Inc. or any of its subsidiaries; (c) any entity and such entities subsidiaries that may be advised by Ashford Inc. or its subsidiaries in the future pursuant to an advisory agreement or other contract similar to the Advisory Agreement; and (d) Remington Lodging & Hospitality, LLC, any of its subsidiaries, or any other entity controlled by Monty J. Bennett and/or Archie Bennett, Jr., and

avoid actual or apparent conflicts of interest in personal and professional relationships.  A “conflict of interest” exists when an individual’s private interests, activities or ventures interfere, conflict or compete in any way with the interests of the Company.

2.                                      Except as contemplated and permitted pursuant to the terms of the agreements listed above, refrain from taking any opportunity that belongs to the Company.  Such opportunities include those offered to the Company and those being sought out or developed by the Company through the use of Company assets, funds, property, information, facilities and/or personnel.

3.                                      Provide constituents with information that is accurate, complete, objective, relevant, timely and understandable in all instances, including without limitation, the Company’s filings with and other submissions to the Securities and Exchange Commission (the “SEC”).  The CEO, CFO and CAO shall not create any false, artificial or misleading entry in the books and records of the Company or create, maintain or permit to exist any fund or asset that is not fully and properly recorded on the books and records of the Company and will immediately report any false, artificial or misleading entry, or any improperly recorded asset of which such person becomes aware.  Each of the CEO, CFO and CAO shall review the annual and quarterly reports before certifying and filing them with the SEC.

4.                                      Comply with all applicable laws, rules and regulations, including, but not limited to, the Foreign Corrupt Practices Act (the “FCPA”), insider trading laws, the NYSE American LLC rules and regulations and other appropriate rules and regulations of private and public regulatory agencies.  In accordance with the FCPA, no CEO, CFO or CAO will make or authorize any unlawful payments on behalf of himself or herself or the Company.

5.                                      Act in good faith, responsibly, with due care, loyalty, competence and diligence, without misrepresenting material facts or allowing such officer’s independent judgment to be subordinated.

6.                                      Respect the confidentiality of information acquired in the course of business except when authorized or otherwise legally obligated to disclose the information.  Each of the CEO, CFO and CAO shall acknowledge that confidential and proprietary Company information acquired in the course of business is not to be used for personal advantage.

7.                                      Proactively promote ethical behavior among employees at the Company and as a responsible partner with industry peers and associates.

8.                                      Maintain control over and responsibly manage all assets and resources employed or entrusted to such officer by the Company.

9.                                      Not unduly or fraudulently influence, coerce, manipulate or mislead any audit or interfere with any auditor engaged in the performance of an internal or independent audit of the Company’s financial statements or accounting books and records.

10.                               Report illegal or unethical conduct by any director, officer or employee that has occurred, is occurring or may occur, including without limitation, any potential violations of this Code or the Company’s Code of Business Conduct and Ethics including conduct of a financial or non-financial nature.  Such violations shall be promptly reported to the Executive Vice President, General Counsel and Secretary or the Nominating and Corporate Governance Committee of the Board.

11.                               Comply with this Code and the Company’s Code of Business Conduct and Ethics.  Each of the CEO, CFO and CAO acknowledge that if such officer shall violate any part of this Code or the Company’s Code of Business Conduct and Ethics, such officer will be subject to disciplinary action up to and including immediate termination.

12.                               This Code is subject to all applicable laws, rules and regulations.  This Code incorporates by reference the Company’s Code of Business Conduct and Ethics that applies to all directors, officers and employees.

13.                               If there is a conflict between this Code and a Company policy or procedure, the Company’s Code of Business Conduct and Ethics, or any applicable law, rule or regulation, then the officer must consult with the Legal Department or the Nominating and Corporate Governance Committee for guidance.

14.                               There shall be no waiver of, modification of or change to any part of this Code except by a vote of the Board or a designated Board committee.  In the event that a waiver of, modification of and/or change to this Code is granted, then the notice of the waiver, modification and/or change shall be posted on the Company’s website within five business days of the Board’s or designated Board committee’s vote or shall be disclosed as otherwise required by applicable law or NYSE American LLC or SEC rules.  Notices posted on the Company website shall remain there for a period of twelve (12) months and shall be retained in the Company’s files as required by law.

Last Amended:  March 27, 2019